EXHIBIT 11

                          HEALTH RISK MANAGEMENT, INC.
                     COMPUTATION OF EARNINGS PER SHARE (EPS)
                                   (Unaudited)

                                       Basic EPS                                       Diluted EPS
                         Three Months             Nine Months             Three Months             Nine Months
                             Ended                   Ended                    Ended                   Ended
                           March 31,               March 31,                March 31,               March 31,
                       1998        1997         1998        1997        1998        1997         1998        1997
                       ----        ----         ----        ----        ----        ----         ----        ----
Earnings:
(in thousands)

  Earnings for
   period           $      170  $      438   $    1,387  $    1,573  $      170  $      438   $    1,387  $    1,573
                           ===         ===        =====       =====         ===         ===        =====       =====
indicated

Number of Shares:

  Weighted average
   number of
   shares of
   common stock
   outstanding       4,522,015   4,295,521    4,506,681   4,233,434   4,522,015   4,295,521    4,506,681   4,233,434

  Weighted
   average
number of
   shares of
   common stock
   equivalents              --          --          --           --     132,962     170,163      121,203     183,835
                    ----------- -----------  ----------  ----------- ----------  ----------   ----------  ----------

  Number of shares
   included in per
   share computa-
   tion for the
   period            4,522,015   4,295,521    4,506,681   4,233,434   4,654,977   4,465,684    4,627,884   4,417,269
                     =========   =========    =========   =========   =========   =========    =========   =========
indicated

Net earnings
  per  share        $     0.04  $     0.10   $     0.31  $     0.37  $     0.04  $     0.10   $     0.30  $     0.36
                          ====        ====         ====        ====        ====        ====         ====        ====